UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  March 30, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2023, Ault Alliance, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), an aggregate of 100,000 shares of its preferred stock, with each such share having a stated value of $100.00 and consisting of (i) 83,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”), (ii) 1,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) and (iii) 16,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock” and collectively, the “Preferred Shares”). The Preferred Shares will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the option of the holders and, in certain circumstances, by the Company. The Preferred Shares were issued in reliance upon the exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Each share of Series E Preferred Stock and Series F Preferred Stock had a purchase price of $100.00, equal to each such share’s stated value. The purchase price of the Series E Preferred Stock and the Series F Preferred Stock was paid for by the Investors’ canceling outstanding secured promissory notes in the principal amount of $8.4 million, whereas the purchase price of the shares of Series G Preferred Stock consisted of accrued but unpaid interest on these notes, as well as for other good and valuable consideration. Each Preferred Share is convertible into shares of the Company’s common stock (the “Common Stock”) at a conversion price equal to 85% of the closing sale price of the Common Stock on the trading day prior to the date of conversion, subject to a floor price of $0.10. The Preferred Shares are convertible at the option of the holder at any time following the Company’s receipt of stockholder approval of the Reverse Split (as defined below).

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Offering closed on March 30, 2023.

The Company intends to call a special meeting of stockholders to consider an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended, to authorize a reverse split of the Common Stock (the “Reverse Split”). The Investors have agreed in the Purchase Agreement to not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the Preferred Shares until after the Reverse Split. Pursuant to the certificate of designation of the Series E Preferred Stock, the shares of Series E Preferred Stock have the right to vote on such Amendment on an as converted to Common Stock basis. In addition, pursuant to the certificate of designation of the Series F Preferred Stock, the shares of Series F Preferred Stock have the right to vote on such Amendment. Each Investor has separately agreed pursuant to a side letter (the “Side Letter”) entered into in conjunction with the Purchase Agreement to vote the shares of the Series E Preferred Stock in favor of the Amendment and that the shares of the Series F Preferred Stock shall automatically be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series E Preferred Stock are voted on the Amendment. The Amendment requires the approval of the majority of the votes associated with the Company’s outstanding stock entitled to vote on the proposal. Because the Series F Preferred Stock will automatically and without further action of the purchaser be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series E Preferred Stock are voted on the Reverse Split, abstentions by common stockholders will not have any effect on the votes cast by the holders of the Series F Preferred Stock. The Series G Preferred Stock does not carry any voting rights, except as required by law or expressly provided by its certificate of designation.

Pursuant to the Purchase Agreement, on March 28, 2023, the Company filed certificates of designation (the “Certificates of Designation”) with the Delaware Secretary of State designating the rights, preferences and limitations of the Preferred Shares, which provide, in particular, that the Preferred Shares will have no voting rights other than the right to vote on the Amendment and as a class on certain other specified matters, and, with respect to the Series F Certificate of Designation, the right to cast 100,000 votes per share of Series F Preferred Stock on the Reverse Split proposal.

Pursuant to the Purchase Agreement, for a period of 90 days after the first conversion of Preferred Shares, each Investor shall have the right to purchase a convertible note in the principal face amount of $4.95 million from the Company for $4.2 million, which notes will be convertible into Common Stock at a conversion price equal to 85% of the prior day’s closing trading price.

Under the Purchase Agreement, to the extent any Preferred Shares are outstanding, for a period of 60 days from the date of the Purchase Agreement, the Company is prohibited from issuing or entering into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, and provided further that for a period of 60 days from the date of the Purchase Agreement, the Company is prohibited from issuing or entering into any agreement to issue or announce the issuance or proposed issuance of any shares of preferred stock senior to or pari passu with the Preferred Shares.

Further, from the date of the Purchase Agreement until the earlier of (A) the date of which all Preferred Shares are redeemed in accordance with their terms and (B) the date that is 60 days following the Reverse Split, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Purchase Agreement. The above limitations on issuances of stock under the Purchase Agreement do not apply to Exempt Issuances as defined in the Purchase Agreement.

The foregoing summaries of the Purchase Agreement, the Side Letter and Certificates of Designation do not purport to be complete and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.1, 10.2, 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Designation of Series E Convertible Preferred Stock

3.2	Certificate of Designation of Series F Convertible Preferred Stock

3.3	Certificate of Designation of Series G Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement among the registrant and the Investors, dated March 28, 2023

10.2	Form of Side Letter among the registrant and the Investors, dated March 28, 2023

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: March 30, 2023	/s/ Henry Nisser
Henry Nisser
President and General Counsel